Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-71130 of Black Hills Corporation on Form S-3 of our reports dated March 10, 2004, (which include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, Emerging Issues Task Force 02-3, Accounting for Contracts Involving Energy Trading and Risk Management Activities, and Financial Accounting Standards Board Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, in 2003, and effective January 1, 2002, Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets) appearing in the Annual Report on Form 10-K of Black Hills Corporation for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
May 14, 2004